Exhibit 99.1

Contact:	Geoffrey Buscher
SBG Investor Relations
508-532-1790
IR@xerium.com

XERIUM TECHNOLOGIES TO ENHANCE PRODUCTIVITY

AND REDUCE LEAD TIME WITH GLOBAL SUPPLY STRATEGY

Will Close Australia Facility and Discontinue Vietnam Construction

YOUNGSVILLE, N.C., December 3, 2008 – Xerium Technologies, Inc. (NYSE: XRM), a leading global manufacturer of clothing and roll covers used primarily in the paper production process, today announced the launch of its newly created Paper Machine Clothing (PMC) Global Supply Strategy. Consistent with the Company’s strategy to continually identify and implement changes to reduce its cost structure while improving its customer responsiveness, the Company has decided to concentrate its new product and manufacturing process investments in its existing global production network. This strategy will focus production in the Company’s most efficient plants located closest to its global customers while improving product quality and reducing customer order lead times. As part of executing this strategy in the Asia / Pacific Region, the Company intends to cease production at its Huyck Wangner clothing facility in Geelong, Australia by the end of the first quarter 2009. The Company also plans to discontinue construction of its new Vietnam clothing facility. Xerium plans to retain a sales and distribution operation in Australia to service customers throughout Southeast Asia, Australia, and New Zealand. The Company also plans to retain the Vietnam facility while it evaluates its long term potential.

“Our new global supply strategy is the result of evaluating alternative paths for the Company to improve its cost structure while simultaneously improving its customer order response times,” said Stephen Light, Chairman, President, and Chief Executive Officer. “As part of this initiative, we are developing the capability to produce nearly all of our current and future products at our highly efficient existing plants nearest to our customers. Consequently we will direct future capital investment in equipment and product technology to our existing ‘Centers of Excellence,’ realign production capacity and technical capabilities among existing facilities to minimize production costs, and minimize time to market of both existing and new products. These changes are essential in this dynamic market, where our customers are facing unprecedented challenges. Our plan is to continue to introduce highly competitive leading technology products that address our customers’ need to improve their productivity and lower their costs, while we simultaneously continue to pay down our debt. The changes we are announcing today are consistent with the Company’s strategies of debt reduction, product innovation and the reliance on the talents and dedication of our people. ”

These actions in the Asia / Pacific Region will impact approximately 15 salaried and 150 hourly employees at the Huyck Wangner, Geelong Australia facility, and approximately 50 salaried and hourly personnel in Ho Chi Minh City, Vietnam. Combined reductions in Asia Pacific manufacturing represent approximately six (6%) percent of the Company’s workforce.

The Company expects to record restructuring expenses of approximately $8-10 million in the fourth quarter of 2008, of which $5-6 million is principally for severance to be paid through the first half of 2009 and an impairment loss of $3-4 million based upon the Company’s evaluation under SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The Company expects to incur $1-3 million of other restructuring costs throughout 2009 related to these announcements. In addition, the Company is evaluating the future use of equipment located in Australia, and may transfer the equipment to other facilities when economically justified and, if transferred, would record expense to dismantle and move such equipment.

About Xerium Technologies

Xerium Technologies, Inc. (NYSE: XRM) is a leading global manufacturer and supplier of two types of consumable products used primarily in the production of paper: clothing and roll covers. The Company, which operates around the world under a variety of brand names, utilizes a broad portfolio of patented and proprietary technologies to provide customers with tailored solutions and products integral to production, all designed to optimize performance and reduce operational costs. With 35 manufacturing facilities in 15 countries around the world, Xerium has approximately 3,700 employees.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Undue reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements. Factors that could materially affect our actual results, levels of activity, performance or achievements include the following items: (i) our actual cost savings may vary from our expectations due to inefficiencies in production or lost sales resulting from shifting production to other facilities; (ii) our revenues and profitability could be adversely affected by fluctuations in currency exchange rates; (iii) our profitability would be reduced by a decline in the prices of our products; (iv) our profitability could be adversely affected by fluctuations in interest rates; (v) we may not be able to develop and market new products successfully or we may not be successful in competing against new technologies developed by competitors; (vi) our credit facility contains restrictive covenants, including covenants requiring compliance with minimum interest coverage and fixed charge coverage ratios and maximum leverage ratios, that will require us to improve our performance over time in order to comply therewith; (vii) we may have insufficient cash to fund growth and unexpected cash needs after satisfying our debt service obligations due to our high degree of leverage and significant debt service obligations; (viii) we are subject to the risk of weaker economic conditions in the locations around the world where we conduct business, including without limitation the current turmoil in the credit markets and the impact of the current global economic crisis on the paper industry; (ix) we may be required to incur significant costs to reorganize our operations in response to market changes in the paper industry; (x) we are subject to the risk of terrorist attacks or an outbreak or escalation of any insurrection or armed conflict involving the United States or any other country in which we conduct business, or any other national or international calamity; (xi) we are subject to any future changes in government regulation; (xii) we are subject to any changes in U.S. or foreign government policies, laws and practices regarding the repatriation of funds or taxes and (xiii) those other risks described under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2008 filed with the Securities and Exchange Commission and subsequent SEC filings. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this press release reflects our current views with respect to future events. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

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